As filed with the Securities and Exchange Commission on August 1, 2018
Registration No. 333-214766
Registration No. 333-212866
Registration No. 333-209824
Registration No. 333-203758
Registration No. 333-196761
Registration No. 333-176674
Registration No. 333-165389
Registration No. 333-157825
Registration No. 333-149834
Registration No. 333-147063
Registration No. 333-133237
Registration No. 333-124536
Registration No. 333-113472
Registration No. 333-102770
Registration No. 333-82722
Registration No. 333-57026
Registration No. 333-35862

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENTS NOS. 333-214766, 333-212866, 333-209824 AND 333-203758,
AND
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8
REGISTRATION STATEMENTS NOS. 333-196761 AND 333-176674
AND
POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8
REGISTRATION STATEMENTS NOS. 333-165389, 333-157825, 333-149834, 333-147063, 333-133237, 333-124536, 333-113472, 333-102770, 333-82722, 333-57026 AND 333-35862
UNDER
THE SECURITIES ACT OF 1933

EXELIXIS, INC. (Exact name of registrant as specified in its charter)

Delaware	04-3257395
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1851 Harbor Bay Parkway
Alameda, CA 94502
(Address of Principal Executive Offices, including Zip Code)

2000 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN
2000 EQUITY INCENTIVE PLAN
2011 EQUITY INCENTIVE PLAN
2014 EQUITY INCENTIVE PLAN
2016 INDUCEMENT AWARD PLAN
2017 EQUITY INCENTIVE PLAN
(Full Title of the Plans)

Michael M. Morrissey
President and Chief Executive Officer
Exelixis, Inc.
1851 Harbor Bay Parkway
Alameda, CA 94502
(650) 837-7000
(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
Jeffrey J. Hessekiel	Chadwick L. Mills
Executive Vice President and General Counsel	Cooley LLP
Exelixis, Inc.	101 California Street, 5th Floor
1851 Harbor Bay Parkway	San Francisco, CA 94111
Alameda, CA 94502
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Exelixis, Inc. (the “Registrant” or the “Company”) is filing this: (a) Post-Effective Amendment No. 1 to the Registrant’s registration statements on Form S-8 (File Nos. 333-214766, 333-212866, 333-209824 and 333-203758), as filed with the Securities and Exchange Commission (“Commission”) on November 22, 2016, August 3, 2016, February 29, 2016, and April 30, 2015, respectively; (b) Post-Effective Amendment No. 2 to the Registrant’s registration statements on Form S-8 (File Nos. 333-196761 and 333-176674), as originally filed with the Commission on June 13, 2014, and September 2, 2011, respectively; and (c) Post-Effective Amendment No. 3 to the Registrant’s registration statements on Form S-8 (File Nos. 333-165389, 333-157825, 333-149834, 333-147063, 333-133237, 333-124536, 333-113472, 333-102770, 333-82722, 333-57026 and 333-35862), as originally filed with the Commission on March 10, 2010, March 10, 2009, March 20, 2008, October 31, 2007, April 12, 2006, May 2, 2005, March 10, 2004, January 28, 2003, February 14, 2002, March 14, 2001, and April 28, 2000, respectively (the registration statements set forth in (a), (b) and (c) above, collectively, the “Prior Registration Statements,” and these post-effective amendments to the Prior Registration Statements, collectively, the “Post-Effective Amendments”). Pursuant to the Prior Registration Statements, shares of common stock, par value $0.001 per share, of the Registrant (the “Common Stock”) were registered for issuance under, among other plans, the Exelixis, Inc. 2014 Equity Incentive Plan (the “2014 Plan”), the Exelixis, Inc. 2011 Equity Incentive Plan (the “2011 Plan”), the Exelixis, Inc. 2000 Equity Incentive Plan, as amended and restated (the “2000 Plan”), the Exelixis, Inc. 2000 Non-Employee Directors’ Stock Option Plan (the “2000 Non-Employee Directors’ Plan”) and the Exelixis, Inc. 2016 Inducement Award Plan (the “2016 Inducement Plan” and collectively, the “Prior Plans”). Pursuant to the terms of the Exelixis, Inc. 2017 Equity Incentive Plan (the “2017 Plan”), from and after May 24, 2017, any shares of Common Stock subject to outstanding stock awards granted under the Prior Plans that (i) expire or terminate for any reason prior to exercise or settlement, (ii) are forfeited, cancelled or otherwise returned to the Registrant because of the failure to meet a contingency or condition required for the vesting of such shares, or (iii) other than with respect to outstanding options and stock appreciation rights granted under the Prior Plans with respect to which the exercise or strike price is at least one hundred percent (100%) of the fair market value of the Common Stock subject to the option or stock appreciation right on the date of grant, are reacquired or withheld (or not issued) by the Registrant to satisfy a tax withholding obligation in connection with a stock award (the shares of Common Stock set forth in (i), (ii) and (iii) above, collectively, the “Prior Plans’ Returning Shares”) will immediately be added to the share reserve of the 2017 Plan as and when such shares become Prior Plans’ Returning Shares and become available for issuance pursuant to awards granted under the 2017 Plan.
In accordance with Item 512(a)(1)(iii) of Regulation S-K and Securities Act Forms Compliance and Disclosure Interpretation Question 126.43, these Post-Effective Amendments are hereby filed to provide that the Prior Registration Statements will also cover the issuance of the Prior Plans’ Returning Shares under the 2017 Plan as and when such shares become Prior Plans’ Returning Shares and become available for issuance pursuant to awards granted under the 2017 Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by Exelixis, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this registration statement:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2017 (the “Form 10-K”), filed on February 26, 2018;

•	The information specifically incorporated by reference Part III of the Form 10-K from the Company’s proxy statement on Schedule 14A filed April 12, 2018;

•	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2018, filed on May 2, 2018;

•	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 29, 2018, filed on August 1, 2018;

•	The Company’s Current Reports on Form 8-K filed on February 16, 2018, April 9, 2018, and May 24, 2018; and

•
The description of the Company’s common stock that is contained in the Company’s Registration Statement on Form 8-A (File No. 000-30235), filed with the Commission on April 6, 2000, pursuant to Section 12 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
ITEM 4. DESCRIPTION OF SECURITIES
Not applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
Not applicable.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Company’s amended and restated certificate of incorporation provides that the Company must indemnify the Company’s directors to the fullest extent under applicable law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. However, directors of the Company may be personally liable for liability:

•	for any breach of duty of loyalty to the Company or to its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.
In addition, the Company’s amended and restated bylaws provide that:

•	the Company is required to indemnify directors and executive officers of the Company to the fullest extent not prohibited by Delaware law or any other applicable law, subject to limited exceptions;

•	the Company may indemnify other officers, employees and other agents of the Company as set forth in Delaware law;

•	the Company is required to advance expenses to directors and executive officers of the Company as incurred in connection with legal proceedings against them for which they may be indemnified; and

•	the rights conferred in the amended and restated bylaws are not exclusive.
The Company has also provided for liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company.
The Company has entered into indemnification agreements with each of the directors and certain officers of the Company. These agreements, among other things, require the Company to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification for expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action by or in the right of the Company, arising out of the person’s services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the Company’s request. At present, the Company is not aware of any pending or threatened litigation or proceeding involving any of the directors, officers, employees or agents of the Company in which indemnification would be required or permitted. The Company believes that the charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
Not applicable.

ITEM 8. EXHIBITS

Exhibit Number	Exhibit Description	Incorporation by Reference				Filed Herewith
		Form	File Number	Exhibit/ Appendix Reference	Filing Date
4.1	Amended and Restated Certificate of Incorporation of Exelixis, Inc.	10-K	000-30235	3.1	3/10/2010
4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Exelixis, Inc.	10-K	000-30235	3.2	3/10/2010
4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Exelixis, Inc.	8-K	000-30235	3.1	5/25/2012
4.4	Certificate of Ownership and Merger Merging X-Ceptor Therapeutics, Inc. with and into Exelixis, Inc.	8-K	000-30235	3.2	10/15/2014
4.5	Certificate of Change of Registered Agent and/or Registered Office of Exelixis, Inc.	8-K	000-30235	3.1	10/15/2014
4.6	Amended and Restated Bylaws of Exelixis, Inc.	8-K	000-30235	3.1	12/5/2011
4.7	Specimen Common Stock Certificate.	S-1, as amended	333-96335	4.1	4/7/2000
5.1	Opinion of Cooley LLP.					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Cooley LLP. (see Exhibit 5.1)					X
24.1	Power of Attorney (contained on signature page)					X
99.1	Exelixis, Inc. 2017 Equity Incentive Plan	10-K	000-30235	10.20	2/26/2018
99.2	Exelixis, Inc. 2016 Inducement Award Plan	8-K	000-30235	10.1	11/22/2016
99.3	Exelixis, Inc. 2014 Equity Incentive Plan	8-K	000-30235	10.1	5/29/2014
99.4	Exelixis, Inc. 2011 Equity Incentive Plan	8-K	000-30235	10.1	5/24/2011
99.5	Exelixis, Inc. 2000 Equity Incentive Plan	10-Q	000-30235	10.1	5/3/2007
99.6	Exelixis, Inc. 2000 Non-Employee Directors’ Stock Option Plan	10-K	000-30235	10.6	2/20/2014
ITEM 9. UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a

20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on August 1, 2018.

EXELIXIS, INC.

By:	/s/ MICHAEL M. MORRISSEY
Michael M. Morrissey
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael M. Morrissey, Christopher J. Senner and Jeffrey J. Hessekiel, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to these Post-Effective Amendments and any and all amendments (including post-effective amendments) to the underlying Registration Statements on Form S-8 (File Nos. 333-214766, 333-212866, 333-209824, 333-203758, 333-196761, 333-176674, 333-165389, 333-157825, 333-149834, 333-147063, 333-133237, 333-124536, 333-113472, 333-102770, 333-82722, 333-57026 and 333-35862), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL M. MORRISSEY	Director, President and	August 1, 2018
Michael M. Morrissey, Ph.D.	Chief Executive Officer (Principal Executive Officer)

/s/ CHRISTOPHER SENNER	Executive Vice President and	August 1, 2018
Christopher Senner	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ STELIOS PAPADOPOULOS	Chairman of the Board	August 1, 2018
Stelios Papadopoulos, Ph.D.

/s/ CHARLES COHEN	Director	August 1, 2018
Charles Cohen, Ph.D.

/s/ CARL B. FELDBAUM	Director	August 1, 2018
Carl B. Feldbaum, Esq.

Signature	Title	Date

/s/ MARIA C. FREIRE	Director	August 1, 2018
Maria C. Freire, Ph.D.

/s/ ALAN M. GARBER	Director	August 1, 2018
Alan M. Garber, M.D., Ph.D.

/s/ VINCENT T. MARCHESI	Director	August 1, 2018
Vincent T. Marchesi, M.D., Ph.D.

/s/ GEORGE POSTE	Director	August 1, 2018
George Poste, D.V.M., Ph.D., FRS

/s/ GEORGE A. SCANGOS	Director	August 1, 2018
George A. Scangos, Ph.D.

/s/ JULIE ANNE SMITH	Director	August 1, 2018
Julie Anne Smith

/s/ LANCE WILLSEY	Director	August 1, 2018
Lance Willsey, M.D.

/s/ JACK L. WYSZOMIERSKI	Director	August 1, 2018
Jack L. Wyszomierski